Exhibit 23.1



                     Independent Public Accountants' Consent



To the Board of Directors of The Valspar Corporation


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement Forms S-8 No. 2-79961, No. 2-79962, No. 33-51224 and No. 33-51226 pertaining to the Valspar Stock Ownership Trusts, Form S-8 No. 33-39258 pertaining to The Valspar Corporation 1991 Stock Option Plan, Form S-8 No. 33-51222 pertaining to the Valspar Profit Sharing Retirement Plan, Form S-8 No. 33-53824 pertaining to the Valspar Corporation Key Employee Annual Bonus Plan, Form S-8 No. 33-56062 pertaining to The Valspar Corporation Restricted Stock Plan for Non-Employee Directors, Form S-8 No. 33-72238 pertaining to The Valspar Corporation 1982 Incentive Stock Option Plan and 1989 Nonqualified Stock Option Plan of the Valspar Corporation and Registration Statement (No. 33-57449) on Form S-4 of the Valspar Corporation of our report dated February 27, 1996 with respect to the balance sheet of Coates Coatings S.A. as of December 31, 1995 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended and the related statements of revenues and expenses, changes in equity and cash flows for the year then ended which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of Coates Coatings S.A. subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


Paris, France

June 28, 1996


                                         /s/ Philippe Mongin
                                             Philippe Mongin
                                                   PGA
                                       Member of Arthur Andersen SC



                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT




To the Board of Directors of The Valspar Corporation


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (No. 2-79961, 2-79962, 33-51224, 33-51226, 33-39258, 33-51222, 33-53824, 33-56062, 33-72238) on Form S-8 and
Registration Statement (No. 33-57449) on Form S-4 of the Valspar Corporation of our report dated 6 March 1996 with respect to the statement of specified assets and liabilities as of 31 December 1995, and the related statements of revenues and expenses and cashflows which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of the Can Coatings Division of Coates Brothers Plc subsequent to 31 December 1995 or performed any audit procedures subsequent to the date of our report.



28 June 1996


/s/ Arthur Andersen
Arthur Andersen
1 Surrey Street
London
WC2R 2PS




                                 ARTHUR ANDERSEN

                     Independent Public Accountants' Consent


To the Board of Directors of The Valspar Corporation


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements No. 2-79961, No. 2-79962, No. 33-51224, No. 33-51226, No. 33-39258, No. 33-51222, No. 33-53824, No. 33-56062 and No.
33-72238 on Form S-8 and Registration Statement No. 33-57449 on Form S-4 of the Valspar Corporation of our report dated February 27, 1996 with respect to the balance sheet of Coates Coatings AS as of December 31, 1995, and the related statements of income, changes in shareholders' equity and cash flows for the year then ended which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of Coates Coatings AS subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                       Arthur Andersen & Co.


                                   /s/ Oystein Fjeldberg
                                       Oystein Fjeldberg
                                       State Authorized Public
                                       Accountant, (Norway)


Oslo, Norway

July 1, 1996



                                 ARTHUR ANDERSEN



                     Independent Public Accountants' Consent



To the Board of Directors of The Valspar Corporation

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement No. 2-79961, No. 2-79962, No. 33-51224, No. 33-51226, No. 39258, No. 33-51222, No. 33-53824, No. 33-56062, No. 33-72238
on Form S-8 and Registration Statement (No. 33-57449) on Form S-4 of the Valspar Corporation of our report dated February 27, 1996 with respect to the balance sheet of Coates Coatings GmbH, Erkrath, as of December 31, 1995, and the related statements of income, changes in shareholders' equity and cash flows for the year then ended which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of Coates Coatings GmbH, Erkrath, subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

However, interim financial statements of the company do indicate a significant downturn in margin and accordingly year to date losses are substantially above those recorded in the previous year. Given the current circumstances we would most likely include a going concern qualification in our opinion unless continuing financial support from the new shareholder would be guaranteed. The need for a valuation allowance for the deferred tax asset recorded at December 31, 1995 would also have to be reviewed.


Dusseldorf, Germany

July 8, 1996

ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH


/s/Michael Thierhoff                 /s/ Michael Molleken
Michael Thierhoff                    ppa. Michael Molleken





                                ARTHUR ANDERSEN



June 28, 1996



                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT



To the Board of Directors of The Valspar Corporation:



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (No. 2-79961, No. 2-79962, No. 33-51224, No. 33-51226, No. 33-39258, No. 33-51222, No. 33-53824, No. 33-56062, No.
33-72238) on Form S-8 and Registration Statement (No. 33-57449) on Form S-4 of the Valspar Corporation of our report dated February 27, 1996 with respect to the specified assets and liabilities of the Can Coatings Division of Coates Lorilleux, S.A. as of December 31, 1995, and the related statements of revenues and expenses, changes in equity and cash flows for the year then ended which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of the Can Coatings Division of Coates Lorilleux, S.A. subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


Barcelona, Spain

Yours sincerely,

ARTHUR ANDERSEN


/s/ Julio Haeffner
Julio Haeffner



                                 ARTHUR ANDERSEN






                     Independent Public Accountants' Consent


To the Board of Directors of The Valspar Corporation


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements N2-79961, N-279962, N33-51224, N33-51226, N33-39258, N33-51222, N33-53824, N33-56062 and N33-72238 on Form S-8
and Registration Statement (No. 33-57449) on Form S-4 of the Valspar Corporation of our report dated February 27, 1996 with respect to statement of specified assets and liabilities of Can Coatings Division of Coates Brothers Australia Pty Limited as of December 31, 1995, and the related statement of revenues and expenses, and cashflows for the year then ended which report appears in the Form 8-K Current Report of The Valspar Corporation. It should be noted that we have not audited any financial statements of the Can Coatings Division of Coates Brothers Australia Pty Limited subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.




Sydney, Australia


June 28, 1996



/s/ Arthur Andersen
ARTHUR ANDERSEN
Chartered Accountants